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                                                     EXHIBIT 23.1










INDEPENDENT AUDITORS' CONSENT


ENSERCH Corporation:

We consent to the incorporation by reference in Registration Statements No. 2-59259, No. 33-47911, No. 33-40589 and No. 2-77572 on Form S-8 and in
Registration Statements No. 33-15623, No. 33-52525 and No. 33-61635 of ENSERCH Corporation on Form S-3 of our report dated February 9, 1996, appearing in this Annual Report on Form 10-K of ENSERCH Corporation for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP

Dallas, Texas
March 26, 1996